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                                                                EXHIBIT 23.03

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 1996, with respect to the financial statements of S. T. Research Corporation included in the Proxy Statement of Deadalus Enterprises, Inc. ("DEI") that is made part of this Amendment No. 2 to the Registration Statement on Form S-4 and Prospectus of DEI for the registration of up to 3,420,527 shares of its common stock.




                                            ROSS, LANGAN & MCKENDREE, L.L.P.

McLean, Virginia

May 7, 1998